SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

Payment of Filing Fee (Check the appropriate box:)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transactions applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 7, 2018

TIME IS RUNNING OUT TO SAVE THE CHINA FUND – VOTE YOUR SHARES TODAY!

Dear Fellow Stockholder:

At its 2018 Annual Meeting of Stockholders, stockholders of The China Fund Inc. will consider two proposals: the election of two directors and termination of the Fund’s advisory agreements.

Your vote on these proposals is extremely important to the future of your Fund. Simply put, in order to prevent the Fund from possibly having no choice other than to liquidate or merge into another fund, the Fund’s Board of Directors strongly urges you to vote on the enclosed White Proxy Card FOR its nominees for Directors and AGAINST the Termination Proposal.

If you have already voted, you are completely free to change that vote.

Remember that you can vote in several different ways.

To vote by telephone (either using an automated system or by speaking with a live representative) or on the Internet, follow the instructions provided on the enclosed WHITE proxy card.

To vote by mail simply fill out the WHITE proxy card and return it in the enclosed postage-paid reply envelope.

To vote in person, attend the Meeting and cast your vote. The Stockholders’ Meeting will be held at the offices of Clifford Chance, 31 West 52nd Street, New York, NY 10019-6131.

Act now to make sure your shares are voted and The China Fund is saved.

Sincerely,

Joe O. Rogers

Chairman

PLEASE USE THE CONTROL NUMBER ON YOUR PROXY CARD TO RECORD YOUR VOTE.

Stockholders are urged to read the Fund’s definitive proxy statement and any other documents filed by the Fund with the SEC in connection with the 2018 Annual Meeting because they contain important information.

Investors will be able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the Fund’s definitive proxy statement also are available without charge from the Fund’s proxy solicitor, D.F. King, who may be reached toll-free at (800) 207-3156.